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                   CONSENT OF BERNARDI, ALFIN & KOOS, L.L.C.

The Board of Directors
Philips International Realty Corp.

     We consent to the use of our reports included in the Proxy
Statement/Prospectus and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus which is part of the Registration Statement filed by Philips International Realty Corp. on Form S-4 with the Securities and Exchange Commission, and any amendments thereto.

Dated: December 9, 1997

                                          By: /s/ Bernardi, Alfin & Koos, L.L.C.
                                             -----------------------------------
                                             Bernardi, Alfin & Koos, L.L.C.